Exhibit 99.1

Funko Announces Preliminary Fourth Quarter 2019 Financial Results;

Provides Initial 2020 Net Sales Outlook of High-Single-Digit to Low-Double-Digit Growth

EVERETT, Wash. February 5, 2020 (BUSINESS WIRE) — Funko, Inc. (Nasdaq: FNKO), a leading pop culture consumer products company, today reported preliminary financial results for the fourth quarter ended December 31, 2019. Net sales are expected to be approximately $214 million, a decrease of 8% compared to $233 million in the fourth quarter of 2018. Net sales were below expectations in mature markets, including the U.S., due to the challenging retail environment, which resulted in lower than expected purchases among Funko’s top customers throughout the holiday season as well as softness in sales related to certain tentpole movie releases. These factors more than offset strong growth both in Europe and the Loungefly brand during the quarter.

For the fourth quarter of fiscal 2019, Funko estimates:

•

Net sales in the U.S. will decrease approximately 9%, while net sales internationally will decrease approximately 8%, reflecting declines in mature international markets, including Australia and Canada, partially offset by continued double digit growth in Europe.

•

On a product category basis, net sales of figures will decrease approximately 10% and net sales of other products will decrease approximately 3% versus the year ago period, respectively. Net sales of Loungefly items, included in other products, are expected to show continued double digit growth in the fourth quarter offset by declines in other branded products.

•

The Company will incur a one-time $16.8 million charge related to the write-down of inventory as a result of the Company’s decision to dispose of slower moving inventory to increase operational capacity. This charge is incremental to normal course reserves and will have an unfavorable impact to gross profit[1], gross margin[1], net loss and net loss per diluted share in the fourth quarter.

•	Gross profit[1] will be in the range of $62.3 million to $62.8 million, while gross margin[1] will be 29.2% to 29.4%. Gross margin excluding the one-time inventory write-down[2] will be 37.0% to 37.3%.

•	The Company will have a net loss in the range of $6.7 million to $6.0 million and net loss per diluted share of $0.12 to $0.11.

[1]

Gross profit is calculated as net sales less cost of sales (exclusive of depreciation and amortization). Gross margin is calculated as net sales less cost of sales (exclusive of depreciation and amortization) as a percentage of net sales.

[2]	Please see the “Non-GAAP Financial Measures” section for a reconciliation to the most directly comparable U.S. GAAP measure.

•	Adjusted EBITDA[3] will be in the range of $24.7 million to $25.7 million.

•	Adjusted Net Income[3] will be in the range of $8.1 million to $8.9 million and Adjusted Earnings per Diluted Share[3] will be in the range of $0.16 to $0.18.

“While we are disappointed in our fourth quarter results, we are confident that our strong track record of innovation through new product categories and properties, as well as continued international expansion, will continue to propel the Company in 2020 and beyond. The underlying strength of our Pop! and Loungefly brands, combined with Funko’s unique ability to leverage evergreen properties will enable the Company to achieve high-single-digit to low-double-digit sales growth in 2020,” stated Brian Mariotti, Chief Executive Officer. “Since 2017, we have grown sales at a compound annual rate of more than 20%. The key drivers that have fueled our growth and brought Funko to where it is today remain intact. Looking forward, we plan to continue investing in existing and new products, people and global operations to ensure the Company is positioned for long-term success.”

Initial 2020 Outlook

In 2020, Funko plans to focus on integrating scalable processes and procedures to position the Company for long-term success. These plans will include building scale through infrastructure investments in talent, IT and global operations. At the same time, the Company expects to utilize its design and development expertise, extensive licensing partnerships, broad distribution and new product initiatives to drive top line growth. Strategic initiatives include:

•	Developing and building upon new growth platforms, including additional product categories and proprietary IP through new introductions in toys and games;

•	Leveraging Funko’s strong global presence to increase the Company’s international sales mix;

•	Growing direct-to-consumer sales and increasing fan engagement through Funko’s e-commerce channel; and

•	Driving supply chain improvement through initiatives across planning, logistics and inventory management.

The Company expects its 2020 net sales growth rate to be in the high-single-digits to low-double-digits. Additionally, the Company anticipates that top line trends will improve gradually throughout 2020 and will be largely weighted toward the second half of the year, with net sales in the first half expected to be down low-single-digits to flat compared to the first half of 2019. Funko plans to provide expanded guidance for 2020 in connection with the release of fourth quarter and full year 2019 financial results on March 5, 2020.

[3]

Adjusted Net Income, Adjusted Earnings per Diluted Share and Adjusted EBITDA are non-GAAP financial measures. For a reconciliation of Adjusted Net Income, Adjusted Earnings per Diluted Share and Adjusted EBITDA to the most directly comparable U.S. GAAP financial measures, please refer to the “Non-GAAP Financial Measures” section of this press release.

Mr. Mariotti continued, “In 2020, we expect growth to be driven by strength in our Pop! and Loungefly brands, continued expansion in under-penetrated international markets and new product introductions in toys and games. Our teams will be focused on broadening Funko’s offerings and global reach, positioning us to continue delivering strong top line growth over the long-term. At the same time, we are enhancing our operations to drive efficiency and gain leverage in our model.”

Fourth Quarter and Full Year 2019 Conference Call and Webcast

Funko will report fourth quarter and full year financial results after the market closes on Thursday, March 5, 2020. The Company will host a conference call to discuss the results and Funko’s 2020 strategies and outlook, followed by Q&A, at 4:30 p.m. Eastern Time. The call can be accessed by dialing (833) 227-5847 or (647) 689-4074 and referencing passcode 6565388, or visiting the Investor Relations section of the Company’s website at https://investor.funko.com/. A replay of the webcast will be available for one year.

About Funko

Headquartered in Everett, Washington, Funko is a leading pop culture consumer products company. Funko designs, sources and distributes licensed pop culture products across multiple categories, including vinyl figures, action toys, plush, apparel, housewares and accessories for consumers who seek tangible ways to connect with their favorite pop culture brands and characters. Learn more at https://funko.com/, and follow us on Twitter (@OriginalFunko) and Instagram (@OriginalFunko).

Financial Disclosure Advisory

The Company reports its financial results in accordance with U.S. generally accepted accounting principles. All financial data in this press release is preliminary and represents the most current information available to the Company’s management, as financial closing procedures for the fourth quarter ended December 31, 2019 are not yet complete. These estimates are not a comprehensive statement of the Company’s financial results for the quarter ended December 31, 2019 and actual results may differ materially from these estimates as a result of the completion of normal year-end accounting procedures and adjustments, including the execution of the Company’s internal control over financial reporting, the completion of the audit of the Company’s financial statements for the year ended December 31, 2019 and the subsequent occurrence or identification of events prior to the formal issuance of the fourth quarter and annual financial results.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding our preliminary financial results for the fourth quarter of 2019, our financial outlook for 2020, the underlying trends in our business, growing demand for our products, our potential for growth, strategic initiatives, plans for investments in our business and future opportunities, including expanding into new product categories, broadening our retailer network and increasing international sales. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: our actual results for the fourth quarter of 2019 may differ, perhaps materially, from the preliminary results disclosed in this press release; our ability to maintain and realize the full value of our license agreements; the ongoing level of popularity of our products with consumers; changes in the retail industry and markets for our consumer products; our ability to maintain our relationships with retail customers and distributors; our ability to compete effectively; fluctuations in our gross margin; our dependence on content development and creation by third parties; our ability to develop and introduce products in a timely and cost-effective manner; our ability to obtain, maintain and protect our intellectual property rights or those of our licensors; potential violations of the intellectual property rights of others; risks associated with counterfeit versions of our products; our ability to attract and retain qualified employees and maintain our corporate culture; risks associated with our international operations; changes in U.S. tax law; foreign currency exchange rate exposure; the possibility or existence of global and regional economic downturns; our dependence on vendors and outsourcers; risks relating to government regulation; risks relating to litigation, including products liability claims and securities class action litigation; any failure to successfully integrate or realize the anticipated benefits of acquisitions or investments; reputational risk resulting from our e-commerce business and social media presence; risks relating to our indebtedness and our ability to secure additional financing; the potential for our electronic data to be compromised; the influence of our significant stockholder, ACON, and the possibility that ACON’s interests may conflict with the interests of our other stockholders; risks relating to our organizational structure; volatility in the price of our Class A common stock; and the potential that we will fail to establish and maintain effective internal control over financial reporting. These and other important factors discussed under the caption “Risk Factors” in our quarterly report on Form 10-Q for the quarter ended September 30, 2019 and our other filings with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures

Adjusted Net Income, Adjusted Earnings per Diluted Share, EBITDA and Adjusted EBITDA are supplemental measures of our performance that are not required by, or presented in accordance with, U.S. GAAP. Adjusted Net Income, Adjusted Earnings per Diluted Share, EBITDA and Adjusted EBITDA are not measurements of our financial performance under U.S. GAAP and should not be considered as an alternative to net income (loss), earnings per share or any other performance measure derived in accordance with U.S. GAAP. We define Adjusted Net Income as net income attributable to Funko, Inc. adjusted for the reallocation of income attributable to non-controlling interests from the assumed exchange of all outstanding common units and options in FAH, LLC for newly issued-shares of Class A common stock of Funko, Inc. and further adjusted for the impact of certain non-cash charges and other items that we do not consider in our evaluation of ongoing operating performance. These items include, among other things, reallocation of net income attributable to non-controlling interests, non-cash charges related to equity-based compensation programs, acquisition transaction costs and other expenses, foreign currency transaction gains and losses, the Loungefly customs investigation and related costs, certain severance, relocation and related costs, and other unusual or one-time items, and the income tax expense (benefit) effect of these adjustments. We define Adjusted Earnings per Diluted Share as Adjusted Net Income divided by the weighted-average shares of Class A common stock outstanding, assuming (1) the full exchange of all outstanding common units and options in FAH, LLC for newly issued-shares of Class A common stock of Funko, Inc. and (2) the dilutive effect of stock options and unvested common units, if any. We define EBITDA as net income (loss) before interest expense, net, income tax expense (benefit), depreciation and amortization. We define Adjusted EBITDA as EBITDA further adjusted for non-cash charges related to equity-based compensation programs, acquisition transaction costs and other expenses, the Loungefly customs investigation and related costs, certain severance, relocation and related costs, foreign currency transaction gains and losses and other unusual or one-time items. We caution investors that amounts presented in accordance with our definitions of Adjusted Net Income, Adjusted Earnings per Diluted Share, EBITDA and Adjusted EBITDA may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate these measures in the same manner. We present Adjusted Net Income, Adjusted Earnings per Diluted Share, EBITDA and Adjusted EBITDA because we consider them to be important supplemental measures of our performance and believe they are frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. Management believes that investors’ understanding of our performance is enhanced by including these non-GAAP financial measures as a reasonable basis for comparing our ongoing results of operations. Management uses Adjusted Net Income, Adjusted Earnings per Diluted Share, EBITDA and Adjusted EBITDA as a measurement of operating performance because they assist us in comparing the operating performance of our business on a consistent basis, as they remove the impact of items not directly resulting from our core operations; for planning purposes, including the preparation of our internal annual operating budget and financial projections; as a consideration to assess incentive compensation for our employees; to evaluate the performance and effectiveness of our operational strategies; and to evaluate our capacity to expand our business.

By providing these non-GAAP financial measures, together with reconciliations, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. In addition, our senior secured credit facilities use Adjusted EBITDA to measure our compliance with covenants such as senior leverage ratio. Adjusted Net Income, Adjusted Earnings per Diluted Share, EBITDA and Adjusted EBITDA have limitations as analytical tools, and should not be considered in isolation, or as an alternative to, or a substitute for net income (loss) or other financial statement data presented in this press release as indicators of financial performance. Some of the limitations are:

•	Such measures do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;

•	Such measures do not reflect changes in, or cash requirements for, our working capital needs;

•	Such measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments on our debt;

•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and such measures do not reflect any cash requirements for such replacements; and

•	Other companies in our industry may calculate such measures differently than we do, limiting their usefulness as comparative measures.

Due to these limitations, Adjusted Net Income, Adjusted Earnings per Diluted Share, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using these non-GAAP measures only supplementally. As noted in the table below, Adjusted Net Income, Adjusted Earnings per Diluted Share and Adjusted EBITDA include adjustments for non-cash charges related to equity-based compensation programs, acquisition transaction costs and other expenses, foreign currency transaction gains and losses, and other unusual or one-time items. It is reasonable to expect that these items will occur in future periods. However, we believe these adjustments are appropriate because the amounts recognized can vary significantly from period to period, do not directly relate to the ongoing operations of our business and complicate comparisons of our internal operating results and operating results of other companies over time. Each of the normal recurring adjustments and other adjustments described herein and in the reconciliation table below help management with a measure of our core operating performance over time by removing items that are not related to day-to-day operations.

In addition, this press release refers to the non-GAAP financial measures gross profit excluding the one-time inventory write-down and gross margin excluding the one-time inventory write-down. Gross profit excluding the one-time inventory write-down is calculated as net sales less cost of goods sold (exclusive of depreciation and amortization) less the $16.8 million charge related to the one-time inventory write-down. Gross margin excluding the one-time inventory write-down is calculated as net sales less cost of goods sold (exclusive of depreciation and amortization) less the $16.8 million charge related to the one-time inventory write-down as a percentage of net sales. Management believes that gross profit excluding the one-time inventory write-down and gross margin excluding the one-time inventory write-down provides useful information to investors because it assists investors in comparing our ongoing operating performance between periods.

The following table reconciles gross profit excluding the one-time inventory write-down and gross margin excluding the one-time inventory write-down to the most directly comparable U.S. GAAP financial performance measure:

	Estimated Range for the Three Months Ended December 31, 2019
	(In millions, except per share amounts)
Net sales	$213.6	$213.6
Cost of sales (exclusive of depreciation and amortization)	151.2	150.7

Gross profit (1)	$62.3	$62.8
Gross margin (1)	29.2%	29.4%
Adjustment:
One-time inventory write-down (2)	16.8	16.8

Gross profit excluding the one-time inventory write-down	$79.1	$79.6

Gross margin excluding the one-time inventory write-down	37.0%	37.3%

(1)

Gross profit is calculated as net sales less cost of sales (exclusive of depreciation and amortization). Gross margin is calculated as net sales less cost of sales (exclusive of depreciation and amortization) as a percentage of net sales.

(2)

Represents a one-time $16.8 million charge for the three months ended December 31, 2019 to cost of goods sold for additional inventory reserves to dispose of certain inventory items. This charge is incremental to normal course inventory reserves and was recorded as a result of the Company’s decision to dispose of slower moving inventory to increase operational capacity.

The following tables reconcile Adjusted Net Income, Adjusted Earnings per Diluted Share, EBITDA and Adjusted EBITDA to the most directly comparable U.S. GAAP financial performance measure:

	Estimated Range for the Three Months Ended December 31, 2019
	(In millions, except per share amounts)
Net income (loss)	$(6.7)	$(6.0)
Interest expense, net	2.9	2.9
Income tax expense (benefit)	(2.6)	(2.2)
Depreciation and amortization	11.0	11.0

EBITDA	$4.6	$5.6
Adjustments:
Equity-based compensation (1)	3.2	3.2
Certain severance, relocation and related costs (2)	0.6	0.6
Foreign currency transaction gain (3)	(0.6)	(0.6)
Tax receivable agreement liability adjustments	0.2	0.2
One-time inventory write-down (4)	16.8	16.8

Adjusted EBITDA	$24.7	$25.7

Net income (loss)	$(6.7)	$(6.0)
Equity-based compensation (1)	3.2	3.2
Certain severance, relocation and related costs (2)	0.6	0.6
Foreign currency transaction gain (3)	(0.6)	(0.6)
Tax receivable agreement liability adjustments	0.2	0.2
One-time inventory write-down (4)	16.8	16.8
Income tax expense (benefit) (5)	(5.3)	(5.2)

Adjusted net income	$8.1	$8.9

Weighted-average shares of Class A common stock outstanding	34.9	34.9
Equity-based compensation awards and common units of FAH, LLC that are convertible into Class A common stock	15.4	15.4

Adjusted weighted-average shares of Class A stock outstanding - diluted	50.3	50.3

Adjusted earnings per diluted share	$0.16	$0.18

(1)	Represents non-cash charges related to equity-based compensation programs, which vary from period to period depending on timing of awards.
(2)

Represents certain severance, relocation and related costs. For the three months ended December 31, 2019, includes $0.4 million of severance costs incurred in connection with the departure of our former Chief Financial Officer and $0.3 severance, relocation and related costs associated with the consolidation of our warehouse facilities in the United Kingdom.

(3)	Represents both unrealized and realized foreign currency losses (gains) on transactions other than in U.S. dollars.
(4)

Represents a one-time $16.8 million charge for the three months ended December 31, 2019 to cost of goods sold for additional inventory reserves to dispose of certain inventory items. This charge is incremental to normal course inventory reserves and was recorded as a result of the Company’s decision to dispose of slower moving inventory to increase operational capacity.

(5)	Represents the income tax expense (benefit) effect of the above adjustments. This adjustment uses an effective tax rate of 25% for the three months ended December 31, 2019.

Investor Relations:

Sean McGowan	Andrew Harless
Gateway Investor Relations	Funko Investor Relations
investorrelations@funko.com	investorrelations@funko.com

Media:
Jessica Piha-Grafstein, Funko
jessicap@funko.com